As filed with the Securities and Exchange Commission on April 9, 2001
                                                   Registration No. 333-_____
=============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                              _________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                        COMPUTER SCIENCES CORPORATION
             (Exact name of registrant as specified in its charter)


                    Nevada                                 95-2043126
   (State of incorporation or organization)            (I.R.S. Employer
                                                      Identification No.)

           2100 East Grand Avenue
           El Segundo, California                            90245
   (Address of principal executive offices)                (zip code)


                             MATCHED ASSET PLAN
                          (Full Title of the Plan)


                            HAYWARD D. FISK, ESQ.
                Vice President, General Counsel and Secretary
                        Computer Sciences Corporation
                           2100 East Grand Avenue
                        El Segundo, California  90245
                   (Name and Address of Agent For Service)

                               (310) 615-0311
        (Telephone Number, Including Area Code, of Agent For Service)


                      CALCULATION OF REGISTRATION FEE
=============================================================================

                                    Proposed      Proposed
                                    Maximum       Maximum
                      Amount        Offering      Aggregate      Amount of
Title of Securities   to be         Price         Offering       Registration
to be Registered      Registered    Per Share     Price          Fee
-------------------   ----------    -----------   ------------   ------------
Common Stock,
par value $1.00 (1)    4,000,000     $29.80 (2)   $119,200,000     $29,800

=============================================================================
(1) Including the associated preferred stock purchase rights. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on April 4, 2001.
=============================================================================

                                     PART I

                 INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.


                                     PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents of the Registrant heretofore filed with the Securities and Exchange Commission are hereby incorporated in this Registration Statement by reference:

         (1) the Annual Report of the Registrant on Form 10-K for the fiscal year ended March 31, 2000;

         (2) the Annual Report of the Matched Asset Plan on Form 11-K for the fiscal year ended December 31, 1999;

         (3) the Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended June 30, 2000;

         (4) the Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended September 29, 2000;

         (5) the Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended December 29, 2000;

         (6) the Current Report on Form 8-K filed by the Registrant on June 20, 2000;

         (7) the description of the Common Stock contained in the Registration Statement of the Registrant on Form 10, as amended; and

         (8) the description of the rights to purchase preferred stock contained in the Registration Statement of the Registrant on Form 8-A, as amended.

         All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a) or (c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the issuance of the shares of Common Stock offered pursuant to the Prospectus will be passed upon for the Registrant by Hayward
D. Fisk, Vice President, General Counsel and Secretary of the Registrant.

Item 6.  Indemnification of Directors and Officers.

         Section 78.7502 of the Nevada General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 78.7502 further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. In the case of any action by or in the right of the corporation, no indemnification may be made for any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Section 78.7502 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         The Registrant's Restated Articles of Incorporation, as amended (the "Charter"), provide that the Registrant shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was or has agreed to become a director or officer of the Registrant, or is serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnification of directors and officers shall be against all loss, liability and expenses actually and reasonably incurred by or on behalf of a director or officer in connection with such action, suit or proceeding, including any appeals; provided that with respect to any action, suit or proceeding initiated by a director or officer, the Registrant shall indemnify such director or officer only if the action, suit or proceeding was authorized by the Registrant's Board of Directors, except with respect to a suit for enforcement of rights to indemnification or advancement of expenses in accordance with the procedure therefor prescribed in the Charter.

         The Charter also provides that the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding; provided that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under the Charter.

         The Registrant has entered into Indemnification Agreements with each of its directors and officers pursuant to which it has indemnified them against expenses incurred in connection with any claims made against them as a result of any act, omission, neglect or breach of duty committed or suffered while acting as a director or officer of the Registrant, or while serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. These Indemnification Agreements do not obligate the Registrant to make any payment in connection with a claim against a director or officer to the extent that: (a) payment is made under an insurance policy, except in respect of any deductible amount or any excess beyond the amount of payment under such insurance, (b) the director or officer is otherwise indemnified, (c) the claim is based upon the director or officer gaining any improper personal profit or advantage to which he or she is not legally entitled, (d) the claim is for an accounting of profits made from the purchase or sale by the director or officer of securities of the Registrant within the meaning of Section 16(b) of the Securities Exchange Act of 1934 or
(e) the claim is brought about or contributed to by the dishonesty of the director or officer, but only if a judgment or other final adjudication adverse to the director or officer establishes that he or she committed acts of active and deliberate dishonesty, with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated. The Indemnification Agreements provide that the costs and expenses incurred by directors and officers in defending or investigating any action, suit, proceeding or investigation will be paid by the Registrant in advance of the final disposition of the matter upon receipt of a written undertaking by or on behalf of the director or officer to repay any such amounts if it is ultimately determined that he or she is not entitled to indemnification under his or her Indemnification Agreement. No such advance will be made by the Registrant, however, if, within 60 days of a request for such an advance, a determination is reasonably made by the Board of Directors or independent legal counsel, based upon the facts known at the time of such determination, that it is more likely than not it will ultimately be determined that the director or officer is not entitled to indemnification under his or her Indemnification Agreement.

         The Registrant currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with or as a consequence of certain actions, suits or proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Registrant.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4.1 Restated Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on November 21, 1988
              (incorporated herein by reference to Exhibit III(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1989)

         4.2 Certificate of Amendment of Restated Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on August 11, 1992 (incorporated herein by reference to Appendix B to the Registrant's Proxy Statement for the Annual Meeting of Stockholders held on August 10, 1992)

         4.3 Certificate of Amendment of Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on July 31, 1996 (incorporated herein by reference to Appendix D to the Registrant's Proxy Statement for the Annual Meeting of Stockholders held on July 31, 1996)

         4.4 Certificate of Amendment of Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on August 15, 2000 (incorporated herein by reference to Exhibit 3.5 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2000)

         4.5 Bylaws of the Registrant, amended and restated effective December 6, 1999 (incorporated herein by reference to Exhibit 3.5 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999)

         4.6 Rights Agreement dated as of February 18, 1998 (incorporated by reference to Exhibit (c)(4) to Amendment No. 1 to the Registrant's Solicitation/Recommendation Statement on
              Schedule 14D-9 filed on February 26, 1998)

         5.1  Opinion of Hayward D. Fisk, Esq.

         23.1 Consent of Deloitte & Touche LLP

         23.3 Consent of Hayward D. Fisk, Esq. (included in Exhibit 5.1)

         24 Power of Attorney (included on pages 8 and 9 of this Registration Statement)

         The undersigned Registrant hereby undertakes that it will submit or has submitted the Matched Asset Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 9th day of April, 2001.

                                  COMPUTER SCIENCES CORPORATION


                                  By  /s/ Van B. Honeycutt
                                     ----------------------------------
                                      Van B. Honeycutt
                                      Chairman, President and
                                         Chief Executive Officer



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Van B. Honeycutt, Leon J. Level and Hayward D. Fisk, and each of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                      Title                        Date
       ---------                      -----                        ----

/s/ Van B. Honeycutt         Chairman, President, Chief         April 9, 2001
------------------------     Executive Officer and Director
Van B. Honeycutt             Principal Executive Officer)

/s/ Leon J. Level            Vice President, Chief Financial    April 9, 2001
------------------------     Officer and Director
Leon J. Level                (Principal Financial Officer)

/s/ Bryan Brady              Vice President and Controller      April 9, 2001
------------------------     (Principal Accounting Officer)
Bryan Brady

/s/ Irving W. Bailey, II     Director                           April 9, 2001
------------------------
Irving W. Bailey, II

/s/ Stephen L. Baum          Director                           April 9, 2001
------------------------
Stephen L. Baum

/s/ William R. Hoover        Director                           April 9, 2001
------------------------
William R. Hoover

/s/ Thomas A. McDonnell      Director                           April 9, 2001
------------------------
Thomas A. McDonnell

/s/ F. Warren McFarlan       Director                           April 9, 2001
------------------------
F. Warren McFarlan

/s/ James R. Mellor          Director                           April 9, 2001
------------------------
James R. Mellor

/s/ William P. Rutledge      Director                           April 9, 2001
------------------------






     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Matched Asset Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 9th day of April, 2001.

                                  COMPUTER SCIENCES CORPORATION
                                  MATCHED ASSET PLAN


                                  By  /s/ Leon J. Level
                                     ----------------------------------
                                      Leon J. Level
                                      Chairman, Computer Sciences Corporation
                                      Retirement Plans Committee

                                EXHIBIT INDEX

Exhibit No.     Description
----------      -----------

 4.1 Restated Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on November 21, 1988 (incorporated herein by reference to Exhibit III(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1989)

 4.2            Certificate of Amendment of Restated Articles of
                Incorporation of the Registrant filed with the Nevada Secretary of State on August 11, 1992 (incorporated herein by reference to Appendix B to the Registrant's Proxy Statement for the Annual Meeting of Stockholders held on August 10, 1992)

 4.3 Certificate of Amendment of Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on July 31, 1996 (incorporated herein by reference to Appendix D to the Registrant's Proxy Statement for the Annual Meeting of Stockholders held on July 31, 1996)

 4.4 Certificate of Amendment of Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on August 15, 2000 (incorporated herein by reference to Exhibit 3.5 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2000)

 4.5 Bylaws of the Registrant, amended and restated effective December 6, 1999 (incorporated herein by reference to Exhibit 3.5 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999)

 4.6 Rights Agreement dated as of February 18, 1998 (incorporated by reference to Exhibit (c)(4) to Amendment No. 1 to the Registrant's Solicitation/Recommendation Statement on
                Schedule 14D-9 filed on February 26, 1998)

 5.1            Opinion of Hayward D. Fisk, Esq.

23.1            Consent of Deloitte & Touche LLP

23.3            Consent of Hayward D. Fisk, Esq. (included in Exhibit 5.1)

24 Power of Attorney (included on pages 8 and 9 of this Registration Statement)